UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 20, 2011(July 14, 2011)

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On July 14, 2011, THT Heat Transfer Technology, Inc. (the “Company”) held an annual meeting of its shareholders (the “Annual Meeting”) at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) ratified the appointment of PKF Hong Kong, Certified Public Accountants to serve as the Company’s independent registered public accounting firm for 2011, (iii) approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement, and (iv) selected, on a non-binding, advisory basis, to hold an advisory shareholder vote every three years on the compensation of the Company’s named executive officers.

The tabulation of voting results at the Annual Meeting is as follows:

Proposal 1: The election of directors

Name	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes

Guohong Zhao	9,922,588	-	-	100	-
Fucai Zhan	9,922,588	-	-	100	-
Wenquan Tao	9,922,588	-	-	100	-
William Haus	9,922,588	-	-	100	-
To Tsang	9,922,588	-	-	100	-
Youjun Lian	9,922,588	-	-	100	-
Ariel Poppel	9,922,588	-	-	100	-

Proposal 2: The ratification of the appointment of PKF Hong Kong, Certified Public Accountants as the Company’s independent registered public accounting firm for 2011

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,922,688	-	-	-

Proposal 3: Advisory, non-binding, vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,922,578	110	-	-

Proposal 4: Advisory, non-binding, vote on the frequency of an advisory vote on executive compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

1,385,322	-	8,537,366	-	-

In light of the voting results, the Company will hold a vote on the compensation of named executive officers every three years in accordance with the stockholders’ recommendation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2011
THT HEAT TRANSFER TECHNOLOGY, INC.

By:/s/ Guohong Zhao
Guohong Zhao
Chairman and Chief Executive Officer